Exhibit 99.1

TENANT IMPROVEMENT AGREEMENT

THIS TENANT IMPROVEMENT AGREEMENT is made and entered into as of the 11th day of February, 2005, by and between OLD MILL CORPORATE CENTER III, LLC (“OMCCIII”) and OVERSTOCK.COM, INC. (“Overstock”).

A.  OMCCIII owns a professional office building that is under construction at 6440 South 3000 East, Salt Lake County, State of Utah known as the Old Mill Corporate Center III Building (the “Building”).

B.  Overstock has entered into the Fourth Amendment to the Lease Agreement dated December 1, 2004 executed by Holladay Building East L.L.C., Overstock and Old Mill Building LLC (“OMB”) (the “Lease Agreement”), the Sublease Agreement dated December 1, 2004 executed by Information Technology International, Inc. (“ITI”), Overstock and OMB, the Sublease Agreement dated December 1, 2004 executed by Document Control Systems, Inc (“DCS”), Overstock and OMB, and the Sublease Agreement dated December 1, 2004 executed by Old Mill Technology Center, LLC (“OMTC”), Overstock and OMB. All lease and sublease agreements pursuant to which Overstock has a leasehold interest in the Building are herein collectively referred to as the “Lease”.

C.  OMCCIII is the successor in interest of OMB by merger so that any rights and obligations of OMB have now become those of OMCCIII.

D.  Pursuant to the Lease, Overstock is responsible for the costs of tenant improvements and the various entities related to OMCCIII will collectively provide Overstock with an allowance of One Million Two Hundred Eighty Six Thousand Four Hundred Fifty Dollars ($1,286,450) to assist in defraying the cost of the tenant buildout.  Overstock desires to install certain extraordinary tenant improvements set forth on Schedule A (the “Extraordinary Tenant Improvements”).

E.  OMCCIII is willing to allow Overstock to install the Extraordinary Tenant Improvements on the terms and conditions set forth hereinafter.

NOW, THEREFORE, in consideration of their mutual promises and covenants set forth hereinafter, the parties agree as follows:

1.  Escalator Work.  OMCCIII hereby agrees that it will install escalators between floors 3 and 4 and floors 4 and 5 of the Building (the “escalators”).  Overstock shall be solely responsible for all costs associated with the installation, maintenance and removal of the escalators (“Escalator Work”), including but not limited to design changes, change orders, permits, structural changes, equipment costs, additional electrical service, and other installation, maintenance and removal expenses.  All Escalator Work shall be coordinated by OMCCIII, and Overstock shall not enter into any contracts concerning the Escalator Work without the express written consent of OMCCIII.  OMCCIII may elect to pay amounts associated with the Escalator Work and seek reimbursement from Overstock or request that Overstock pay invoices directly.

Overstock shall pay invoices or reimburse OMCCIII within 30 days of receipt of invoice or a written request for reimbursement from OMCCIII.

2.  Maintenance.  Overstock shall take reasonable measures to ensure the safety and operability of the escalators and shall enter into a contract for maintenance of the escalators at its sole expense, subject to the prior written approval of OMCCIII.

3.  Removal of Escalators.  Upon any Termination of Lease as such term is defined in paragraph 5 below OMCCIII may remove the escalators from the Building and restore the portions of the Building occupied by the escalators to rentable tenant space at Overstock’s expense.  OMCCIII and Overstock hereby agree that, (1) in the event that Overstock and OMCCIII agree to extend the lease and sublease with respect to floors 3, 4 and 5 of the Building for an additional term of not less than 5 years at mutually agreed upon rental rates and escalations at the end of the initial 10 year term of the Lease (“Initial Term”), or (2) in the event that another tenant agrees to rent floors 3, 4 and 5 of the Building for a term of not less than five years after the Initial Term at rental rates and escalations in effect at the end of the Initial Term without requiring the removal of the escalators, Overstock’s obligation to pay for the removal of the escalators shall cease upon the date that is sixty (60) days after the end of the Initial Term.

4.  Letter of Credit.  To assure OMCCIII that Overstock will continue to make funds available for the removal of the escalators and restoration of the Building in a timely manner, Overstock shall provide to OMCCIII a cash deposit or an irrevocable letter of credit valid for the Initial Term and sixty (60) days after the expiration of the Initial Term, each in the amount of Five Hundred Thousand Dollars $500,000 to guaranty removal of the escalators and restoration of the Building upon any Termination of the Lease (“Letter of Credit”).  The Letter of Credit shall be acceptable in form and content to OMCCIII in its reasonable discretion and shall be issued by a bank acceptable to OMCCIII.  The Letter of Credit shall provide that OMCCIII or its successor may present the Letter of Credit to the bank for payment in the event of any Termination of Lease or in the event that Overstock (1) defaults upon any material obligation in the Lease and such default is not cured within 30 days of receiving written notice of such default, (2) fails to provide adequate and timely assurances upon request from OMCCIII that the Letter of Credit will remain in effect until the date that is sixty (60) days after the end of the Initial Term, or (3) fails to remove the escalators from the Building prior to the end of the Initial Term.  OMCCIII and Overstock hereby agree that proceeds from the Letter of Credit or the cash deposit shall be used only for the purposes of removing the escalators, restoration of the Building and buildout of the area occupied by the escalators into rentable tenant space.  In the event that such costs are less than the amount received by OMCCIII pursuant to the Letter of Credit, OMCCIII shall refund to Overstock the difference between amounts received by OMCCIII and the actual costs incurred by OMCCIII.

5.  Termination of Lease.  For purposes of this Agreement, “termination of the Lease” shall be deemed to include expiration of the Lease on the date ten (10) years after the Commencement Date as defined in the Lease Agreement.  In addition, any failure by Overstock to perform any material obligation under the Lease and such failure is not cured within 30 days of receiving written notice of such failure, or vacation of the Building or any portion thereof including floors 3, 4 or 5, shall be deemed a Termination of Lease for purposes of this

Agreement and OMCCIII shall have the right to present the letter of credit to the bank for payment.

6.  Obligation of Other Lessees.  OMCCIII and Overstock acknowledge and agree that ITI, DCS and OMTC shall not be responsible for any costs associated with installation, maintenance or removal of the escalators.

7.  Timing of Extraordinary Tenant Improvements.  OMCCIII and Overstock acknowledge that procurement and installation of certain of the Extraordinary Tenant Improvements will likely require longer procurement and/or buildout periods than the rest of the Building.  OMCCIII is willing to agree to the Extraordinary Tenant Improvements so long as they do not delay the commencement of the Lease.  Provided that OMCCIII is able to segregate portions of the Building affected by extraordinary improvements so that Overstock has use of the other areas of the Building, Overstock and OMCCIII agree that the Extraordinary Tenant Improvements shall not delay the commencement of the Lease and that the substantial completion of tenant improvements as defined in the Lease shall not include the Extraordinary Tenant Improvements

8.  Subject to Lease.  A breach of this Agreement shall constitute a breach of the Lease Agreement; and in addition to the remedies provided herein, either party shall be entitled to all of the remedies provided in the Lease Agreement and under applicable law.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

OLD MILL CORPORATE CENTER III, LLC

By:	/s/ Richard M. Beckstrand
	Its:	Manager

OVERSTOCK.COM, INC.

By:	/s/ David K. Chidester
	Its:	Vice President - Finance